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                                                                    EXHIBIT 12.4


ROGERS CABLE INC.
FINANCIAL STATEMENT SCHEDULE

SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
(Amounts in thousands of Canadian dollars)
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

                                                   Balance,
                                                  beginning        Charged to costs and                              Balance, end
                                                  of year                expenses                    Deductions         of year
                                                  -------                --------                    ----------         -------
Allowance for doubtful accounts receivable

Year ended December 31:

2000                                               4,369               12,030     (1)               10,964     (2)      5,435
2001                                               5,435               13,741     (1)               11,711     (2)      7,465
2002                                               7,465               18,626     (1)               15,971     (2)     10,120


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Notes:

(1) Represents increase in allowance for doubtful accounts receivable charged to expense.

(2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.